UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2009

___________

EASTERN VIRGINIA BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-23565 (Commission File Number)	54-1866052 (IRS Employer Identification No.)
330 Hospital Road Tappahannock, Virginia (Address of Principal Executive Offices)	22560 (Zip Code)

Registrant’s telephone number, including area code: (804) 443-8423

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On November 9, 2009, Eastern Virginia Bankshares, Inc. (“Eastern Virginia”) and First Capital Bancorp, Inc. (“First Capital”) mutually agreed to terminate the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 3, 2009, by and among Eastern Virginia and First Capital. Under the terms of the Merger Agreement, First Capital was to merge with and into Eastern Virginia (the “Merger”). After the effective time of the Merger, it was further contemplated that First Capital Bank, a wholly-owned subsidiary of First Capital, was to merge with and into EVB, a wholly-owned subsidiary of Eastern Virginia. The parties agreed to terminate the Merger Agreement based on the current regulatory and economic environment.

No termination fees are due and payable by either party in connection with the termination, and each party will be responsible for its own costs and expenses associated with the Merger Agreement and the proposed transaction.

A description of the terms of the Merger Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by Eastern Virginia on April 6, 2009 and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

Item 8.01.	Other Events.

On November 9, 2009, Eastern Virginia issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: November 12, 2009	By:	/s/Ronald L. Blevins

Ronald L. Blevins

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 9, 2009.